AMENDMENT TO LEASE



     This  Amendment  to Lease  is entered  into  by and  between Rossville

Investments, Inc. (formerly  known as A &  E Leasing, Inc.)  ("Lessor") and

Culp,  Inc. ("Lessee"), and relates  to that certain  Lease Agreement dated

November  1, 1993 (the  "Lease") by and  between Lessor and  Lessee for the

Premises  described  as  Plant 12,  located  at  Maple  and Sousa  Streets,

Rossville, Georgia.   Unless the context requires otherwise, capitalized or

defined  terms used herein shall have the same  meaning as given to them in the Lease.

     The parties hereby agree that the Lease is amended as follows:

     1.   TERM AND  OPTION  TO RENEW.    The term  of  the Lease  shall  be

extended for a  period of three (3) additional years,  terminating on April

30, 1998, at 12:00 P.M.

     Lessee shall have the  option to extend the term of  the Lease for one

(1) additional  period of  three (3)  years commencing on  May 1,  1998 and terminating on April 30, 2001, which option must be exercised  by Lessee in writing  at least  twelve  (12) months  prior to  the  end of  the  term as extended by this Amendment.  Notice of exercise of the renewal option shall be effective  when received or  when deposited in  the United States  Mail,

postage  prepaid, correctly  addressed and  sent certified,  return receipt requested.

     If the option to extend the term of the Lease for an additional period of three (3) years beginning  May 1, 1998 is exercised, beginning on May 1,

1998 (the "Adjustment  Date") the rent  shall be increased in  a proportion reflecting the total

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increase in the Consumer Price Index for the preceding three year period,

which increase shall be calculated as follows:  multiply the May 1, 1995 rental rate by a fraction, the numerator of  which is the Consumer Price

Index, United  States -- All Items  for All Urban  Consumers for  May 1,

1998 and the  denominator of which is such  index figure on the same basis for May 1, 1995.

     2.   RENT.   Beginning May 1, 1995, Lessee shall pay rent to Lessor in

the amount of $9,400 per  month ($112,800 per year).  Rent shall be payable monthly on the first day of each month during the term of the Lease.

     3.   PARKING.   Lessor agrees that during  the term of this  Lease and

any  extensions thereof,  it  will  at  all times  make  available  (at  no additional cost to Lessee) adequate parking for Lessee and its employees in quantities sufficient to support Lessee's intended use of the Premises.

     4.   TAXES.  Lessee shall pay all real property taxes on the Premises.

Beginning with  the date of this  Amendment, during the term  of the Lease,

including all extensions, Lessor shall  forward invoices for real  property taxes  to Lessee promptly upon receipt thereof from taxing authorities.  In the alternative, Lessee  may, at  its option, make  arrangements with  such

taxing authorities  to have invoices  provided directly to  Lessee.   On or

before December 15 of  each year during the term of  the Lease, Lessee will pay  the real property taxes due on  the Premises to the appropriate taxing

authorities.   It is further  agreed that  the real property  taxes on  the

Premises for the last year of the Lease, which  shall

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be the property taxes from January 1  of such year through April 30 of such year, shall be based on the taxes for  the previous year and shall be paid on or before the last day of the term of the Lease by Lessee to Lessor,

and Lessor shall  pay the taxing authority for such taxes.


     5.   APPLICABLE  LAW.  The Lease  and all amendments  thereto shall be construed in accordance with the laws of the State of Georgia.

     6.   REFERENCES.   Any reference to  "Landlord" in the  Lease shall be

deemed to refer to "Lessor," and any reference to "Tenant"  shall be deemed to refer to "Lessee."

     7.   OTHER PROVISIONS UNAFFECTED.  Except as expressly amended hereby,

the terms and conditions of the Lease are hereby ratified  and shall remain in full force and effect.

     IN  WITNESS WHEREOF, Lessor and Lessee have executed this Amendment to

Lease as of the 14th day of December, 1994.



                         ROSSVILLE INVESTMENTS, INC.
                         (formerly known as A & E Leasing, Inc.)

                         By:    /s/ Ronald Satterfield



                         CULP, INC.

                         By:    /s/ Franklin N. Saxon










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